UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 2008

WIFIMED HOLDINGS COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-49707	58-2412118

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 RiverEdge Parkway Suite GL 100A Atlanta, Georgia	30328

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 770-919-7220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

On March 19, 2008, WiFiMed Holdings Company, Inc. (the "Company") executed a consent order (the "Consent Order") with the Arkansas Securities Department (the "ASD"), which resolved the ASD's inquiry into whether the Company's April 2007 private placement offering of restricted common stock and warrants to Arkansas investors, as well as investors from other states, was in violation of certain Arkansas state securities laws.  Pursuant to the Consent Order, without admitting or denying any of the findings or ASD staff allegations, the Company agreed: (i) to make a rescission offer to the four Arkansas investors that purchased securities in the aforementioned offering with subscriptions in the aggregate amount of $55,000, plus 6% interest from the date of the investment; and (ii) to the payment of a $10,000 fine, in each case, within thirty (30) days from the date of the Consent Order.

The foregoing description of the Consent Order is qualified in its entirety by reference to the terms of the Consent Order, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01 - Financial Statements and Exhibits

(d)    Exhibits:

*10.1	Consent Order, dated as of March 19, 2008, between the Company and the Arkansas Securities Department.

 * Filed herewith.

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 20, 2008

WiFiMed Holdings Company, Inc.

Registrant

By:	/s/ Gregory D. Vacca

Gregory D. Vacca President and CEO